UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2022

Redbox Entertainment Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation )	001-39741 (Commission File Number)	85-2157010 (IRS Employer Identification No.)

1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 756-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market, LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 9, 2022, Redbox Entertainment Inc. (“Redbox” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the close of business on July 11, 2022, the record date for the Special Meeting there were 13,685,098 shares of Redbox class A common stock issued and outstanding, 32,770,000 shares of Redbox class B common stock issued and outstanding and no shares of preferred stock issued and outstanding. Only stockholders of record as of the record date for the Special Meeting were entitled to vote at the Special Meeting. A total of 40,837,113 shares of common stock were voted virtually or by proxy, representing 87.9% of the shares of common stock outstanding and entitled to vote, which constituted a quorum to conduct business at the Special Meeting. The following are the final voting results with respect to the proposals considered and voted upon at the Special Meeting, each of which is described in the Company’s definitive proxy statement/information statement/prospectus filed with the Securities and Exchange Commission on July 15, 2022.

Proposal 1: Redbox Merger Proposal

At the Special Meeting, the Company’s stockholders voted to approve the transactions contemplated by the Merger Agreement, dated as of May 10, 2022, by and among Redbox, Chicken Soup for the Soul Entertainment, Inc. (“CSSE”), RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub LLC and Redwood Intermediate LLC (the “Redbox Merger Proposal”). Approximately 85.04% of the outstanding shares of the Company voted in favor of the Redbox Merger Proposal. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,503,634	1,326,720	6,759	-

Proposal 2: Redbox Adjournment Proposal

As there were sufficient votes at the time of the Special Meeting to approve the Redbox Merger Proposal, the “Adjournment Proposal” described in the proxy statement/information statement/prospectus was not presented to stockholders.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2022 the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

It is a condition to the closing of the transactions contemplated by the Merger Agreement that the Redbox Merger Proposal shall have been approved by the requisite vote of the Company’s stockholders as described in the proxy statement/information statement/prospectus. In light of the approval of the Redbox Merger Proposal at the Special Meeting, the Company anticipates that the closing of the transactions contemplated by the Merger Agreement (the “Transactions”) may occur on August 11, 2022, subject to the expiration or termination of the applicable waiting period under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the satisfaction or waiver of the other conditions to closing of the Transactions. Each of the Company and CSSE filed its respective HSR Act notification form on July 11, 2022, and expects that the 30-day waiting period will expire at 11:59 pm EDT on August 10, 2022, unless terminated earlier or otherwise extended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBOX ENTERTAINMENT INC.

Date: August 9, 2022	By:	/s/ Galen C. Smith
Galen C. Smith
Chief Executive Officer